Exhibit 4.1.5

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 43

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

dated effective as of June 24, 2020

Supplemental to

Master First Mortgage Indenture,

Deed of Trust and Security Agreement

Amended, Restated and Effective as of December 15, 1999,

as further supplemented to date

In connection with

Series 2020A Secured Obligation and

Series 2020B Secured Obligations

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84-0464189

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Attachment 1	Summary of Terms for the Series 2020A Secured Obligation and Series 2020B Secured Obligations
Exhibit A-36	Certain Additional Real Property
Exhibit B	List of Certain Contracts Subject to the Lien of the Indenture
Exhibit C	List of Counties in which Land is Located
Exhibit E-34	Description of the Series 2020A Secured Obligation and the Series 2020B Secured Obligations
Exhibit H-37

Recording Data of the Original Indenture, the First Supplemental Indenture through the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture through the Forty-second Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and in the case of filings in Nebraska and Wyoming, full descriptions of property encumbered in Nebraska and Wyoming. There is no Twenty-fifth Supplemental Indenture.

Exhibit P

(Sedgwick County and Lake County, Colorado ONLY) Copy of the Thirty-eighth Supplemental Indenture (P-1), the Thirty-ninth Supplemental Indenture (P 2), the Fortieth Supplemental Indenture (P-3), the Forty-first Supplemental Indenture (P-4), and the Forty-second Supplemental Indenture (P 5).

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SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 43

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 43, dated and effective as of June 24, 2020 (this “Forty-third Supplemental Indenture”), is between WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor through consolidation to Wells Fargo Bank West, National Association), a national banking association having a corporate trust office in New York, New York and authorized to act as a corporate trustee in Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

RECITALS

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated, and effective as of December 15, 1999 as previously amended and supplemented by forty-one supplemental indentures (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

WHEREAS, pursuant to Sections 4.02 and 9.01(c) of the Original Indenture and the Term Loan Agreement, dated and effective as of June 24, 2020 (the “2020 CoBank Agreement”), among the Company, the lenders from time to time parties thereto, and CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”), the Company has issued one (1) promissory note (as more particularly described in Exhibit E-34 and Attachment 1, the “Obligation to Administrative Agent”), which is issued for the purpose of repaying outstanding short term debt including commercial paper and borrowings outstanding under the 2018 Credit Facility or delaying additional short term borrowings and other general corporate purposes, to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation Series 2020A (the “Series 2020A Secured Obligation”) and to further supplement the Original Indenture by this Forty-third Supplemental Indenture in order to authorize the Series 2020A Secured Obligation; and

WHEREAS, pursuant to Sections 4.02 and 9.01(c) of the Original Indenture and the Loan Agreement, dated as of June 24, 2020 (the “2020 CFC Agreement”), between the Company and the National Rural Utilities Finance Corporation (“CFC”), the Company has issued two (2) promissory notes (as more particularly described in Exhibit E-34 and Attachment 1, the “Obligations to CFC”), which are issued for the purpose of repaying outstanding short term debt including commercial paper and borrowings outstanding under the 2018 Credit Facility or delaying additional short term borrowings and other general corporate purposes, to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations Series 2020B (the “Series 2020B Secured Obligations”) and to further supplement the Original Indenture by this Forty-third Supplemental Indenture in order to authorize the Series 2020B Secured Obligations; and

WHEREAS, as permitted by Sections 2.02 and 2.12 of the Original Indenture, the Company has requested the Trustee to authenticate the Obligation to Administrative Agent as the Series 2020A Secured Obligation and the Obligations to CFC as the Series 2020B Secured Obligations and to deliver them to the Administrative Agent and CFC, respectively, and such Series 2020A Secured Obligation and Series 2020B Secured Obligations shall be entitled to the lien of the Indenture on a parity with all other Secured Obligations Outstanding under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Company, without the consent of the Holders, is authorized to make certain amendments to the Original Indenture; and

WHEREAS, the Original Indenture has been filed of record in the official public records as described more particularly on Exhibit H-37 hereto; and

WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property rights and interests in property; and

WHEREAS, all acts and things necessary to make this Forty-third Supplemental Indenture the valid, legal, and binding obligation of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Forty-third Supplemental Indenture having in all respects been duly authorized, the Original Indenture as amended by this Forty-third Supplemental Indenture (as so amended, the “Indenture”) shall be amended and supplemented as follows:

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ARTICLE I – TRUST ESTATE

Section 1.01   Confirmation of Granting Clause.

The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2020A Secured Obligation and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2020B Secured Obligations.

Section 1.02   Supplemental Grant.

Pursuant to GRANTING CLAUSE THIRD of the Original Indenture and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2020A Secured Obligation and Series 2020B Secured Obligations, and the performance of the covenants therein and in the Indenture contained, and to declare the terms and conditions on which the Series 2020A Secured Obligation and Series 2020B Secured Obligations are secured, and in consideration of the premises and of the acceptance of the Series 2020A Secured Obligation and Series 2020B Secured Obligations, by the Holders thereof, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been released or disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:

All right, title and interest of the Company in and to the real property more particularly described in Exhibit A-36 attached hereto, which identifies the real property acquired by the Company and not previously described in the Original Indenture.

A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Forty-second Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Forty-second Supplemental Indenture.

ARTICLE II – DEFINITIONS; AMENDMENTS; AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01   Definitions of Words and Terms.

Words and terms used in this Forty-third Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

The following definitions shall be added to Section 1.01 of the Indenture in alphabetical order:

“Series 2020A Secured Obligation” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation, Series 2020A, designated on Exhibit E-34, authorized by the Original Indenture as amended and supplemented by the Forty-third Supplemental Indenture.

“Series 2020B Secured Obligations” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2020B, designated on Exhibit E-34, authorized by the Original Indenture as amended and supplemented by the Forty-third Supplemental Indenture.

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"Forty-third Supplemental Indenture" shall mean the Supplemental Master Mortgage Indenture No. 43, between the Company and the Trustee, dated effective as of June 24, 2020.

Section 2.02   Conflicts with Supplemental Indentures.

Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Forty-third Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture).  Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Forty-third Supplemental Indenture so long as such Supplemental Indenture is in effect.

Section 2.03   Amendments to Articles I and II.

(a) As permitted under Section 9.01 of the Original Indenture, Section 1.03 of the Original Indenture shall be amended and restated in its entirety to read as follows:

Unless otherwise expressly specified or permitted by the terms hereof, all communications, notices, requests, demands, authorizations, consents, waivers or Acts of Holders or other document provided, permitted or required by the Indenture shall be communicated in writing or by a telecommunications device capable of creating a written record, and any notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight, mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto or to such other address as either party hereto may from time to time designate:

If the Trustee:Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor

New York, New York 10017

Telephone No.: 917-260-1534

Fax No.: 917-260-1593

If the Company:Tri-State Generation and Transmission Association, Inc.

1100 West 116th Avenue

Westminster, Colorado 80234

Telephone: 303-452-6111

Fax No.: 303-254-6007

Attn: Chief Executive Officer

With a copy to the Senior Vice President and Chief Financial Officer at the same address.

(b) As permitted under Section 9.01 of the Original Indenture, the third full paragraph in Section 2.02(b) of the Original Indenture, which begins with the phrase “The Secured Obligations” and ends with the phrase “such Secured Obligations.”, is hereby amended and replaced in its entirety to read as follows:

The Secured Obligations shall be executed on behalf of the Company by an officer, the chief financial officer or other authorized representative of the Company authorized by a Board Resolution of the Company, and may have the corporate seal of the Company affixed thereto or reproduced thereon and attested by any other officer or other authorized representative of the Company authorized by a Board Resolution of the Company.  The signature of any or all of these officers or representatives on the Secured Obligations may be manual, electronic signature or facsimile.  Secured Obligations bearing the manual, electronic or facsimile signatures of individuals who were the proper officers or authorized representatives of the Company at the time such signatures were affixed to such Secured Obligations shall bind the Company, notwithstanding that such

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individuals or any of them have ceased to hold such offices or title prior to the authentication and delivery of such Secured Obligations or did not hold such offices or title at the date of such Secured Obligations.

ARTICLE III – AUTHORIZATION AND TERMS OF THE SERIES 2020A SECURED OBLIGATION AND THE SERIES 2020B SECURED OBLIGATIONS

Section 3.01   Authorization of Series 2020A Secured Obligation.

(a)The Company hereby authorizes the authentication of one (1) promissory note, dated effective as of June 24, 2020, issued by the Company to the Administrative Agent in the principal amount of $125,000,000.00.  Such note shall constitute the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation, Series 2020A.  The Holder of the Series 2020A Secured Obligation is the Administrative Agent for the benefit of itself and each of the lenders party from time to time to the 2020 CoBank Agreement, and the Trustee shall execute a certificate of authentication to such note which shall indicate that such note is a Secured Obligation hereunder.

(b)The Series 2020A Secured Obligation is being issued for the purpose of repaying outstanding short term debt including commercial paper and borrowings outstanding under the 2018 Credit Facility or delaying additional short term borrowings and other general corporate purposes.  The Series 2020A Secured Obligation shall be issued in the form and with the interest payment dates and the maturity dates and at the rates of interest set forth in the 2020 CoBank Agreement and the Series 2020A Secured Obligation. The terms of repayment and prepayment of such Series 2020A Secured Obligation shall be as set forth in the 2020 CoBank Agreement and the Series 2020A Secured Obligation.

(c)The Series 2020A Secured Obligation shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on the Series 2020A Secured Obligation or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon the Series 2020A Secured Obligation shall be conclusive evidence, and the only evidence, that such Secured Obligation has been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

The Trustee's certificate of authentication for the Series 2020A Secured Obligation shall be as set forth below:

Certificate of Authentication for the Series 2020A Secured Obligation

(1)This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the "Master Indenture") and is secured thereunder on a parity with other Secured Obligations.

(2)In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By: _____________________________

Authorized Signatory

(d)Pursuant to Section 2.02(b) of the Original Indenture, attached hereto as Attachment 1 is a summary of the terms of the note for the Series 2020A Secured Obligation.  Also attached hereto is Exhibit E-34, a description of the principal amount, maturity date, interest rate, and other terms of the note constituting the Series 2020A Secured Obligation.

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Section 3.02   Authorization of Series 2020B Secured Obligations.

(a)The Company hereby authorizes the authentication of two (2) promissory notes, both dated effective as of June 24, 2020, issued by the Company to CFC in the principal amounts of $50,000,000.00 and $50,000,000.00, respectively.  Such notes shall collectively constitute the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligations, Series 2020B.  The Holder of the Series 2020B Secured Obligations is CFC, and the Trustee shall execute a certificate of authentication to each of such notes which shall indicate that each of such notes is a Secured Obligation hereunder.

(b)The Series 2020B Secured Obligations are being issued for the purpose of repaying outstanding short term debt including commercial paper and borrowings outstanding under the 2018 Credit Facility or delaying additional short term borrowings and other general corporate purposes.  The Series 2020B Secured Obligations shall be issued in the form and with the interest payment dates and the maturity date and at the rate of interest set forth in the 2020 CFC Agreement and the Series 2020B Secured Obligations. The terms of repayment and prepayment of such Series 2020B Secured Obligations shall be as set forth in the 2020 CFC Agreement and the Series 2020B Secured Obligations.

(c)No Series 2020B Secured Obligations shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Series 2020B Secured Obligations or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon any Series 2020B Secured Obligations shall be conclusive evidence, and the only evidence, that such Secured Obligations have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

The Trustee's certificate of authentication for the Series 2020B Secured Obligations shall be as set forth below:

Certificate of Authentication for the Series 2020B Secured Obligations

(1)This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the "Master Indenture") and is secured thereunder on a parity with other Secured Obligations.

(2)In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By: _____________________________

Authorized Signatory

(d)Pursuant to Section 2.02(b) of the Original Indenture, attached hereto as Attachment 1 is a summary of the terms of the notes for the Series 2020B Secured Obligations. Also attached hereto is Exhibit E-34, a description of the principal amount, maturity date, interest rate, and other terms of the notes constituting the Series 2020B Secured Obligations.

Section 3.03   Persons Deemed Holder.

Subject to the terms of Section 1.02(h) of the Original Indenture, the Trustee shall look to the Secured Obligation Register to conclusively determine the owners or Holders of such Series 2020A Secured Obligation and Series 2020B Secured Obligations for all purposes of the Indenture.

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Section 3.04   Additional Secured Obligations to be Equally Secured.

Any series of Secured Obligations which may be authorized and issued pursuant to Article II of the Original Indenture shall be entitled to be secured under this Indenture equally and ratably with Secured Obligations theretofore issued and then Outstanding with no priority of any series of Secured Obligations over any other series of Secured Obligations (subject to subparagraph (b)(xi) of Section 2.02 of the Original Indenture).

Section 3.05   Registration, Transfer and Exchange.

The Series 2020A Secured Obligation and Series 2020B Secured Obligations shall be registered, exchanged, and replaced pursuant to Sections 2.05 and 2.06 of the Original Indenture.

Section 3.06   Payments on the Series 2020A Secured Obligation and Series 2020B Secured Obligations.

Payment on the Series 2020A Secured Obligation shall be made in the manner and in accordance with the 2020 CoBank Agreement and the Series 2020A Secured Obligation.  Payment on the Series 2020B Secured Obligations shall be made in the manner and in accordance with the 2020 CFC Agreement and the Series 2020B Secured Obligations.  The Company shall serve as the Paying Agent for the Series 2020A Secured Obligation and Series 2020B Secured Obligations, and the Place of Payment of the Series 2020A Secured Obligation and Series 2020B Secured Obligations shall be the corporate offices of the Company set forth in Section 1.03 of the Original Indenture.

Section 3.07   Redemption and Prepayment.

The Series 2020A Secured Obligation shall be redeemable or prepayable, including, without limitation, the payment of the Make-Whole Amount (as defined in the 2020 CoBank Agreement), if any, and the break funding payment, if any, in accordance with the terms of the instruments evidencing and relating to the Series 2020A Secured Obligation and the 2020 CoBank Agreement. The Series 2020B Secured Obligations shall be redeemable or prepayable, including the payment of a make whole-amount and prepayment fee, if any, in accordance with the terms of the instruments evidencing and relating to such Series 2020B Secured Obligations and the 2020 CFC Agreement.

ARTICLE IV – SUPPLEMENTS TO CERTAIN EXHIBITS

Section 4.01   Supplements to Exhibits to Original Indenture.

Exhibits A and E attached to the Original Indenture, as previously supplemented, are hereby supplemented by Exhibits A-36 and E-34 attached hereto.  Exhibit H-37 is hereby incorporated into the Indenture as attached hereto. Exhibit B and Exhibit C to the Original Indenture are hereby amended and restated in its entirety to read as set forth in Exhibit B and Exhibit C attached hereto. Exhibit P (including P-1 through P-5), filed ONLY, in Sedgwick County and Lake County, Colorado, is hereby incorporated into this Indenture as set forth in such Exhibit attached hereto.  All Exhibits and Attachments are incorporated herein by reference.

ARTICLE V – REPRESENTATIONS AND WARRANTIES

Section 5.01   Representations and Warranties.

The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Forty-third Supplemental Indenture and to issue the Series 2020A Secured Obligation and Series 2020B Secured Obligations, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Forty-third Supplemental Indenture and the Series 2020A Secured Obligation and Series 2020B Secured Obligations as a binding and enforceable obligation of the Company has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the requirements of Sections 2.02, 2.12, and 4.02, for the issuance and authentication of the Series 2020A Secured Obligation and Series 2020B Secured Obligations have been satisfied.

Section 5.02   Covenants under the Original Indenture.

The Company confirms, covenants and agrees that so long as any Series 2020A Secured Obligation or Series 2020B Secured Obligations remain Outstanding, it will deliver to the Trustee all reports, opinions and other documents

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required by the Original Indenture to be submitted to the Trustee at the time said reports, opinions or other documents are required to be submitted to the Trustee, and that it will faithfully perform or cause to be performed at all times any and all covenants, agreements and undertakings required on the part of the Company contained in the Indenture and the Series 2020A Secured Obligation and Series 2020B Secured Obligations.  The Company further confirms its covenants and agrees with its undertakings in the Original Indenture.

ARTICLE VI – MISCELLANEOUS PROVISIONS

Section 6.01   Ratification of Indenture.

The Original Indenture as amended and supplemented by this Forty-third Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument.  Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this Forty-third Supplemental Indenture.  All references to “this Indenture” or to “the Indenture” or to "hereunder" in the Indenture shall be to the Original Indenture, as amended and supplemented by this Forty-third Supplemental Indenture, and as otherwise amended and supplemented from time to time.  Except as amended and supplemented by this Forty-third Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.

Section 6.02   Benefits of Indenture.

Nothing in this Forty-third Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations and any Credit Provider to the extent provided herein, any benefit or any legal or equitable right, remedy or claim under this Forty-third Supplemental Indenture.

Section 6.03   Provisions of the Indenture to Control.

The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Forty-third Supplemental Indenture.

Section 6.04   Binding Effect.

All the covenants, stipulations, promises and agreements in this Forty-third Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

Section 6.05   Severability Clause.

In case any provision in this Forty-third Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.06   Execution in Counterparts.

This Forty-third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

Section 6.07   Governing Law.

This Forty-third Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Forty-third Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); or (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.

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Section 6.08   Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 6.09   Successors and Assigns.

All covenants and agreements in this Forty-third Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.10   Entire Agreement.

This Forty-third Supplemental Indenture embodies the entire agreement among the parties hereto with respect to the subject matters hereof.

Section 6.11   Acceptance of Trust.

The Trustee hereby acknowledges and accepts the trusts granted hereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Forty-third Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND

TRANSMISSION ASSOCIATION, INC.,

as the Company

By/s/ Patrick L Bridges____________

[SEAL]Patrick L. Bridges

Senior Vice President and Chief Financial Officer

Tri-State Generation and Transmission Association, Inc.

1100 W. 116th Avenue

Westminster, Colorado 80234

ATTEST:

By: /s/ Julie Kilty________

Julie Kilty

Secretary

STATE OF COLORADO)

)ss.

COUNTY OF ADAMS)

The foregoing instrument was acknowledged before me this 15th day of June, 2020, by Patrick L. Bridges, Senior Vice President and Chief Financial Officer of Tri-State Generation and Transmission Association, Inc.

Witness my hand and official seal.

/s/ Diane K. Byers

Notary Public

(Notary Seal)

My commission expires:  Sept. 4, 2020

Signature page for Supplemental Master Mortgage Indenture No. 43

Supplement 43 - Final – Page S-1

WELLS FARGO BANK,

NATIONAL ASSOCIATION,

as Trustee

By:/s/ Patrick T. Giordano

Patrick T. Giordano

Vice President, Corporate Trust

Wells Fargo Bank, National Association

1 Independent Drive, Suite 620

MAC Z3094-063

Jacksonville, Florida 32202

STATE OF FLORIDA)

)ss.

COUNTY OF DUVAL)

The foregoing instrument was acknowledged before me this 22nd day of June, 2020, by Patrick T. Giordano, Vice President of Wells Fargo Bank, National Association.

Witness my hand and official seal.

/s/ Katrece M. Bailey

Notary Public

(Notary Seal)

My commission expires:  May 12, 2023

Signature page for Supplemental Master Mortgage Indenture No. 43

Supplement 43 - Final – Page S-2

ATTACHMENT 1

TO

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 43

Summary of Terms for Series 2020A Secured Obligation and Series 2020B Secured

Obligations

Series 2020A Secured Obligation

CoBank 2020 Note:

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: CoBank, ACB, a federally chartered instrumentality of the United States, as administrative agent for various lenders

Principal: $125,000,000.00

Interest Rate(s): This note provides for the interest rate to be determined on or prior to the time of the advance or any conversion.

Maturity Date: 6/30/2028

Issue Date: 6/24/2020

Series 2020B Secured Obligations

CFC Note 9080 (Floating Rate):

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: National Rural Utilities Cooperative Finance Corporation

Principal: $50,000,000.00

Interest Rate(s): This note provides for the interest rate to be determined at the time of the advance or any conversion.

Maturity Date: 6/30/2028

Issue Date: 6/24/2020

CFC Note 9081 (Fixed Rate):

Borrower: Tri-State Generation and Transmission Association, Inc.

Lender: National Rural Utilities Cooperative Finance Corporation

Principal: $50,000,000.00

Interest Rate(s): This note provides for the interest rate to be determined on or prior to the time of the advance.

Maturity Date: 6/30/2028

Issue Date: 6/24/2020

Attachment 1 to Supplemental Master Mortgage Indenture No. 43Page 1 of 1

EXHIBIT A-36

to the Supplemental Master Mortgage Indenture No. 43

A full copy of the Forty-third Supplemental Indenture with the full Exhibit A-36 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Nebraska, New Mexico and Wyoming.  Counterparts of this Forty-third Supplemental Indenture that are being filed in counties in Arizona, Colorado, Nebraska and Wyoming contain an Exhibit A-36 which identifies the fee owned property acquired by the Company and not previously described in the Original Indenture in that particular county and those easements acquired by the Company and not previously described in the Original Indenture in that particular county. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county.

Exhibit A-36 to Supplemental Master Mortgage Indenture No. 43

EXHIBIT B

June 24, 2020

Amended and Restated Exhibit B to the Indenture

(Supplemental Master Mortgage Indenture No. 43)

LIST OF CERTAIN CONTRACTS SUBJECT TO THE LIEN OF THE INDENTURE

I

1)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Big Horn Rural Electric Company, dated July 1, 2007.

2)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Carbon Power & Light, Inc., dated July 1, 2007.

3)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Central New Mexico Electric Cooperative, Inc., dated July 1, 2007.

4)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Chimney Rock Public Power District, dated July 1, 2007.

5)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Columbus Electric Cooperative, Inc., dated July 1, 2007.

6)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Continental Divide Electric Cooperative, Inc., dated July 1, 2007.

7)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Delta-Montrose Electric Association, dated November 1, 2001.1

8)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Empire Electric Association, Inc., dated July 1, 2007.

9)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Garland Light & Power Company, dated July 1, 2007.

10)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Gunnison County Electric Association, Inc., dated July 1, 2007.

11)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and High Plains Power, Inc., dated July 1, 2007.

12)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and High West Energy, dated July 1, 2007.

13)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Highline Electric Association, dated July 1, 2007.

14)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Jemez Mountains Electric Association, Inc., dated July 1, 2007.

1 This Wholesale Electric Service Contract with Delta-Montrose Electric Association is expected to be assigned by Tri-State to a third party on June 30, 2020.

15)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and K.C. Electric Association, dated July 1, 2007.

16)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and La Plata Electric Association, Inc., dated July 1, 2007.

17)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and The Midwest Electric Cooperative Corporation, dated July 1, 2007.

18)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mora-San Miguel Electric Cooperative, Inc., dated July 1, 2007.

19)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Morgan County Rural Electric Association, dated July 1, 2007.

20)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mountain Parks Electric, Inc., dated July 1, 2007.

21)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Mountain View Electric Association, Inc., dated July 1, 2007.

22)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Niobrara Electric Association, Inc., dated July 1, 2007.

23)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Northern Rio Arriba Electric Cooperative, Inc., dated July 1, 2007.

24)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Northwest Rural Public Power District, dated July 1, 2007.

25)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Otero County Electric Cooperative, Inc., dated July 1, 2007.

26)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Panhandle Rural Electric Membership Association, dated July 1, 2007.

27)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Poudre Valley Rural Electric Association, Inc., dated July 1, 2007.

28)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Roosevelt Public Power District, dated July 1, 2007.

29)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Isabel Electric Association, Inc., dated July 1, 2007.

30)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Luis Valley Rural Electric Cooperative, Inc, dated July 1, 2007.

31)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and San Miguel Power Association, Inc., dated July 1, 2007.

32)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Sangre De Cristo Electric Association, Inc., dated July 1, 2007.

33)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Sierra Electric Cooperative, Inc., dated July 1, 2007.

34)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Socorro Electric Cooperative, Inc., dated July 1, 2007.

35)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Southeast Colorado Power Association, dated July 1, 2007.

36)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Southwestern Electric Cooperative, Inc., dated July 1, 2007.

37)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Springer Electric Cooperative, Inc., dated July 1, 2007.

38)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and United Power, Inc., dated July 1, 2007.

39)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Wheat Belt Public Power District, dated July 1, 2007.

40)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Wheatland Rural Electric Association, Inc., dated July 1, 2007.

41)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and White River Electric Association, Inc., dated July 1, 2007.

42)Contract for Wholesale Electric Service by and between Tri-State Generation and Transmission Association, Inc. and Wyrulec Company, dated July 1, 2007.

43)Wholesale Electric Service Contract between Tri-State Generation and Transmission Association, Inc. and Y-W Electric Association, Inc., dated July 1, 2007.

II

Contract No. 87-LAO-134 for Loveland Area Projects Firm Electric Service, dated April 28, 1987, between Western Area Power Administration and Tri-State Generation and Transmission Association, Inc., as amended.

Contract No. 87-SLC-0025 for Salt Lake City Area Integrated Projects Firm Electric Service, dated March 9, 1989, between Western Area Power Administration and Tri-State Generation and Transmission Association, Inc. (as successor in merger to Plains Electric Generation and Transmission Cooperative, Inc.), as amended.

Contract No. 87-LAO-172 for Salt Lake City Area Integrated Projects Firm Electric Service, dated March 10, 1989, between Western Area Power Administration and Tri-State Generation and Transmission Association, Inc., as amended.

Power Purchase Agreement, dated as of October 20, 2003, between Springerville Unit 3 Holding LLC and Salt River Project Agricultural Improvement and Power District, as amended. Pursuant to the Participation Agreement identified below, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

Power Purchase Agreement, dated March 31, 2008, between Thermo Cogeneration Partnership LP. and Tri-State Generation and Transmission Association, Inc., as amended.

Solar Energy Purchase Agreement, dated February 23, 2009 between First Solar Cimarron I, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Energy Purchase Agreement, dated June 30, 2009, between Kit Carson Windpower, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Wind Energy Purchase Agreement, dated February 28, 2012, between Colorado Highlands Wind, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Energy Purchase Agreement for the Carousel Wind Farm, dated December 27, 2013, between Carousel Wind Farm, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Contract No. 14-RMR-2535 for Loveland Area Projects Firm Electric Service, dated January 9, 2015, between Western Area Power Administration and Tri-State Generation and Transmission Association, Inc., as amended.

Energy Purchase Agreement for the Twin Buttes II Wind Project, dated June 1, 2015, between Twin Buttes Wind II, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Energy Purchase Agreement for the San Isabel Solar Project, dated August 19, 2015, between San Isabel Solar, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Energy Purchase Agreement for the Alta Luna Solar Project, dated September 24, 2015, between TPE Alta Luna, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Wholesale Power Contract for the Western Interconnection, dated September 27, 2017, between Basin Electric Power Cooperative and Tri-State Generation and Transmission Association, Inc.

Second Amended and Restated Wholesale Power Contract for the Eastern Interconnection, dated September 27, 2017, between Basin Electric Power Cooperative and Tri-State Generation and Transmission Association, Inc.

Contract No. 17-SLC-0859 for Salt Lake City Area Integrated Projects Firm Electric Service, dated March 29, 2018, between Western Area Power Administration and Tri-State Generation and Transmission Association, Inc., as amended.

Solar Energy Purchase Agreement for the Spanish Peaks Solar Project, dated December 12, 2018, between Spanish Peaks Solar LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Wind Energy Purchase Agreement for the Crossing Trails Wind Farm, dated February 5, 2019, between Crossing Trails Wind Power Project LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Solar Energy Purchase Agreement for the Axial Basin Solar Project, dated December 10, 2019, between Axial Basin Solar LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Solar Energy Purchase Agreement for the Dolores Canyon Solar Project, dated December 10, 2019, between Dolores Canyon Solar LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Solar Energy Purchase Agreement for the Escalante Solar Project, dated December 10, 2019, between Escalante Solar, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Solar Energy Purchase Agreement for the Spanish Peaks II Solar Project, dated December 10, 2019, between Spanish Peaks II Solar LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Wind Energy Purchase Agreement for the Niyol Wind Energy Project, dated December 18, 2019, between Niyol Wind, LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Solar Energy Purchase Agreement for the Coyote Gulch Solar Project, dated January 13, 2020, between Coyote Gulch Solar LLC and Tri-State Generation and Transmission Association, Inc., as amended.

Power and Transmission Services Agreement, dated April 15, 1992, among Tri-State Generation and Transmission Association, Inc., Public Service Company of Colorado, and PacifiCorp Electric Operations, as amended.

Product Sales Agreement between Tri-State Generation and Transmission Association, Inc., (as successor in merger to Plains Electric Generation and Transmission Cooperative, Inc.) and Durango McKinley Paper Company (f/k/a McKinley Paper Company), dated November 11, 1992, as amended.

III

Craig Station Unit Nos. 1 and 2 Agreements

Yampa Project Amended and Restated Participation Agreement, dated March 9, 1992, among PacifiCorp, Public Service Company of Colorado, Platte River Power Authority, Salt River Project Agricultural Improvement and Power District, and Tri-State Generation and Transmission Association, Inc.

Amended and Restated Common Facilities Agreement, dated March 9, 1992, among Project Participants.

Laramie River Station Nos. 1, 2 and 3 Agreements

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Participation Agreement, effective May 25, 1977, among the Missouri Basin Power Project Participants, as amended.

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Operating Supplement, dated November 15, 1979, among the Missouri Basin Power Project Participants, as amended.

Missouri Basin Power Project Laramie River Electric Generating Station and Transmission System Power and Energy Sales Supplement, dated January 25, 1982, among the Missouri Basin Power Project Participants, as amended.

Agreement between Tri-State Generation and Transmission Association, Inc. and Basin Electric Power Cooperative for Operation, Maintenance and Dispatching of Certain Transmission Facilities of the Missouri Basin Power Project, dated May 9, 1990, as amended.

Algodones Agreement

Algodones Participation Agreement Between Public Service Company of New Mexico and Tri-State Generation and Transmission Association, Inc., dated effective July 1, 2000, as amended.

Springerville Unit No. 3

Springerville Project Agreement dated as of April 15, 1987, among Tucson Electric Power Company, San Carlos Resources Inc., Tri-State Generation and Transmission Association, Inc. and Springerville Four, LLC, as amended.

Participation Agreement dated as of October 21, 2003 among Tri-State Generation and Transmission Association, Inc., as Construction Agent and as Lessee, Wells Fargo Delaware Trust Company, not in its individual capacity, except as expressly provided herein, but solely as Independent Manager, Springerville Unit 3 Holding LLC, as Owner Lessor, Springerville Unit 3 OP LLC, as Owner Participant, and Wilmington Trust Company, not in its individual capacity but solely as Series A Pass Through Trustee and Series B Pass Through Trustee and as Indenture Trustee.

Support and Operating Agreement by and between Springerville Unit 3 Holding LLC, as Owner of the Springerville Expansion Project – Unit 3 and Tucson Electric Power Company, as Owner, Lessee and Operator of the Springerville Generation Station, dated as of October 20, 2003, as amended. Pursuant to the Participation Agreement identified above, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

Shared Facilities Agreement, dated as of October 20, 2003, by and between Springerville Unit 3 Holding LLC and Springerville Four, LLC, as amended. Pursuant to the Participation Agreement identified above, Tri-State became a party (as assignee of Springerville Unit 3 Holding LLC) to this agreement on July 28, 2006.

Springerville Units 3 & 4 Shared Improvements Agreement, dated as of December 1, 2010, by and between Salt River Project Agricultural Improvement and Power District and Tri-State Generation and Transmission Association, Inc., as amended.

EXHIBIT C

Listing of Counties in which Land is Located

June 24, 2020

Amended and Restated Exhibit C to the Indenture

(Supplemental Master Mortgage Indenture No. 43)

State of Arizona:	Colorado (Cont’d)	State of New Mexico:
Apache	Ouray	Bernalillo
	Phillips	Cibola
State of Colorado:	Prowers	Colfax
Adams	Pueblo	Doña Ana
Alamosa	Rio Blanco	Grant
Arapahoe	Rio Grande	Harding
Archuleta	Routt	Hidalgo
Baca	Saguache	Luna
Bent	San Juan	McKinley
Boulder	San Miguel	Mora
Broomfield	Sedgwick	Otero
Chaffee	Washington	Rio Arriba
Cheyenne	Weld	San Juan
Conejos	Yuma	San Miguel
Crowley		Sandoval
Delta	State of Nebraska:	Sierra
Dolores	Arthur	Socorro
Eagle	Banner	Taos
El Paso	Box Butte	Torrance
Elbert	Chase	Union
Garfield	Cheyenne	Valencia
Grand	Deuel
Gunnison	Dundy	State of Wyoming:
Hinsdale	Garden	Albany
Huerfano	Grant	Big Horn
Jefferson	Keith	Campbell
Kiowa	Kimball	Carbon
Kit Carson	Lincoln	Converse
Lake	Morrill	Fremont
La Plata	Perkins	Goshen
Larimer	Scotts Bluff	Hot Springs
Las Animas		Johnson
Lincoln		Laramie
Logan		Natrona
Mesa		Niobrara
Moffat		Park
Montezuma		Platte
Montrose
Morgan
Otero

Exhibit C

EXHIBIT E-34

Description of the Secured Obligations Under This Indenture

On the Date of Execution and Delivery of this Indenture

Tri-State Generation and Transmission Association, Inc. Electric System

Secured Obligation Series 2020A (2020 CoBank Agreement)

Note No.	Execution Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

CoBank 2020 Note	6/24/2020	$125,000,000.00	Variable	6/30/2028

Tri-State Generation and Transmission Association, Inc. Electric System

Secured Obligation Series 2020B (2020 CFC Agreement)

Note No.	Execution Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

9080	6/24/2020	$50,000,000.00	Variable	6/30/2028
9081	6/24/2020	$50,000,000.00	TBD	6/30/2028

E-34

EXHIBIT H-37

to the Supplemental Master Mortgage Indenture No. 43

A full copy of the Forty-third Supplemental Indenture with the Exhibit H-37 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Nebraska, New Mexico and Wyoming. Counterparts of this Forty-third Supplemental Indenture that are being filed in counties in Arizona, Colorado, Nebraska and Wyoming contain an Exhibit H-37 which identifies the recording data of the Original Indenture, the First Supplemental Indenture through the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture through the Forty-second Supplemental Indenture for that county for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less property released of record) and in the case of filings in Nebraska and Wyoming, full descriptions of property encumbered in that applicable county in Nebraska and Wyoming. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county. There is no Twenty-fifth Supplemental Indenture.

Exhibit H-37 cover page to Supplemental Master Mortgage Indenture No. 43

EXHIBIT H-37

RECORDING INFORMATION FOR

____________ COUNTY, [STATE]

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18
Supplement 19
Supplement 20
Supplement 21
Supplement 22
Supplement 23
Supplement 24
Supplement 26*
Supplement 27
Supplement 28
Supplement 29
Supplement 30
Supplement 31
Supplement 32
Supplement 33
Supplement 34
Supplement 35
Supplement 36
Supplement 37
Supplement 38
Supplement 40
Supplement 41
Supplement 42

*Supplement 25 was skipped and will not be used.